Exhibit 10.2

May 13, 2019

BeMetals USA Corp.

Suite 3123 - 595 Burrard Street Vancouver, British Columbia Canada, V7X lJl

Attention: Derek lwanaka, President

Dear Mr. Wilton,

Re:Management Services Agreement between BeMetals USA Corp. ("BMET USA") and South Mountain Mines Inc. ("SMMI") (the "Management Services Agreement")

Reference is made to the option agreement dated February 27, 2019 (the "Option Agreement") between BeMetals Corp. ("BMET"), Thunder Mountain Gold, Inc. ("THMG"), BMET USA, Thunder Mountain Resources, Inc. and SMMI. Capitalized terms used but not otherwise defined herein shall have the same meanings given to them in the Option Agreement.

This Management Services Agreement is entered into by BMET USA and SMMI further to and as contemplated in the Option Agreement. Under this Management Services Agreement, SMMI will provide the management services described below to BMET USA in respect of the South Mountain Property as described in Schedule 1to the Option Agreement (the "Project") on the following terms and conditions:

1.Term of Management Services Agreement

The term of this Management Services Agreement will commence on the date of execution and will terminate automatically upon the first to occur of:

(i)the second anniversary of the date of this Agreement;

(ii)at any time upon the written agreement of SMMI and BMET USA; and

(iii)the date, if any, that the Option Agreement is terminated in accordance with its terms, other than in the event that BMET completes the exercise of the Option (as defined in the Option Agreement).

In the event that BMET USA completes the exercise of the Option (as defined in the Option Agreement) in accordance with the Option Agreement, this Management Services Agreement may be terminated at the election of BMET USA at any time after Completion by giving 30 days' notice of same.

2.Management Services

(a)During the term of this Management Services Agreement, SMMI will provide management services to BMET USA to enable the BMET Parties to perform exploration and development work in respect of the Property in the manner contemplated in the Option Agreement (the

"Management Services") including, but not limited to:

(i)assisting BMET USA personnel and the Technical Committee in running the Operations in accordance with the terms of the Option Agreement;

(ii)ensuring provision of all necessary Exploration Data and access to the Technical Committee, the PEA Author and any additional subcontractors and/or co-authors in a timely manner with a view to completion of the PEA as soon as practicable;

(iii)facilitating necessary access to data and SMM I personnel to accommodate the foregoing; and

(iv)such additional services relating to the Project as the Technical Committee may reasonably request consistent with the scope and intent of the Option Agreement.

Services performed and expenses incurred by SMMI are at the direction of the Technical Committee's review and consent.

(b)SMMI represents and warrants that it has entered into a management services agreement with THMG (the "SMMl/THMG Management  Services Agreement ") pursuant to which the services of each of the following employees of THMG (the "THMG Employees") will be made available to SMMI in order to enable SMMI to provide the Management Services to BMET: (i) Eric Jones, (ii) Lar ry Thackery, and (iii) Jim Collard. SMMI further agrees that it will comply with its obligations under the SMMl/THMG Management Services Agreement in order to ensure the continued availability of the THMG Employees to enable SMMI to provide the Management Services. SMMI will further direct the THMG Employees within the scope of the SMMl/THMG Management Services Agreement to provide services to SMMI to enable SMMI to provide the Management Services to BMET.

(c)SMMI will engage the THMG Employees for projects as instructed by the Chair of the Technical Committee.

3.Payment

In consideration for SMMI providing the Management Services, BMET USA will pay to SMMI the sum of US$25,000 per month without set-off or deduction (the "Monthly Management Services Fee"), provided that, in the event that (i) a THMG Employee resigns, is terminated or is otherwise not available to perform the Management Services and (ii) THMG is unable to provide a replacement employee acceptable to BMET, the Monthly Management Service Fee shall be automatically adjusted proportionally (based on the proportion of such departing THMG Employee's employment salary compensation in relation to the aggregate of all THMG Employees' salary compensation, as advised by THMG) to reflect that the THMG Employee is no longer providing services to SMMI.

4.Insurance

(a)SMMI agrees that while this Agreement remains in force, to take out and maintain with a reputable insurance company or companies, the following insurance (the "SMMI Insurance"), unless otherwise directed by the Technical Committee:

(i)automobile liability insurance covering all motor vehicles, owned or non-owned, operated and/or licensed by the operator, with bodily injury, death and property damage limit of not less than US$300,000 inclusive, per occurrence; and

(ii)comprehensive general liability insurance with bodily injury, death and property damage limit of not less than  US$1,000,000,  inclusive,  per  occurrence;  and, without  restricting the  generality of the  forgoing provisions of this sub-cla use, such  coverage  shall  include  contractual  liability  and  tortious  liability.  The aggregate amount being US$2,000,000.

(b)SMMI shall add the THMG Employees including third parties as additional insured on the automobile and comprehensive general liability ins urance policies as set out above in items

4(a)(i) and (ii).

(c)SMMI shall deliver to the BMET Parties a duplicate original or certified or photostatic copy or copies of the policy or policies of insurance evidencing compliance with the provisions contained in this clause, to be retained in SMMl's custody during the continuance of this Agreement.

5.Indemnity

SMMI shall indemnify and save harmless the BMET Parties against all actions proceedings, claims and demands for personal injury or property damage taken or made against the BMET Pa rties or its property by any Governmental Authority or any person, firm or corporation other than the BMET Parties arising  out of  any negligent act or omission of SMMI, its agents or employees in a ny way connected with any work done or to be done by SMMI under the terms of this Agreement.

BMET USA shall indemnify and save harmless SMMI against all actions proceedings, claims and demands for personal injury or property damage taken or made against SMMI or its consultants or its property by any Governmental Authority or any person, firm or corporation other than SMMI out of any negligent act or omission of BMET USA, its agents or employees in any way connected with any work done or to be done by BMET USA in connection w ith this Agreement.

6.Expenses

(a)During the term of this Agreement, BMET USA shall reimburse SMMI for all reasonable and proper expenses incurred in providing the Management Services, provided that such expenses were directed and/or approved by the Technical Committee prior to being incurred and SMMI submits to BMET USA a written statement of expenses incurred together with copies of all receipts and backup information. Such expenses will include the cost of obtaining the insurance required to be obtained by SMMI under this Agreement.

(b)Wherever practicable BMET USA shall review, approve and reimburse SMMI for the said expenses within thirty (30} days from the date on which the written statement of expenses, receipts and backup is submitted.

7.Obligations of SMMI and the THMG Employees

SMMI warrants and agrees that SMMI and the THMG Employees will act in a professional and honest manner during the time of this Agreement to fulfilling faithfully and diligently the Management Services hereunder in accordance with all reasonable directions given to SMMI by BMET USA.

8.Guarantee

By execution of this Agreement below, BMET agrees to guarantee to SMM I the due and punctual performance by BMET USA of each covenant and obligation to be observed and performed by BMET USA under this Agreement.

9.Confidentiality

Each party will abide by the agreements with respect to confidentiality as set forth in the Option Agreeme nt.

10.Entire Agreement

This Agreement, together with the Option Agreement, constitutes the entire agreement between the parties and supersedes all previous agreements and understandings in any way relating to the subject matter hereof. It is expressly understood and agreed that no representations, inducements, promises or agreements oral or otherwise between the parties not embodied herein shall be of any force or effect.

11.Agreement Binding

Subject to the restrictions on assignment herein contained, this Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors, legal representatives and assigns.

12.Assignment

Other tha n as expressly contemplated by this Agreement, this Agreement shall not be assignable by either party.

13.Notice

All notices, requests, or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by email or by registered mail, postage pre-paid, addressed as follows:

South Mountain Mines, Inc.

11770 President Dr., Ste. F, Boise, ID 83713

USA

Attention: Fax No.: Email:

James Collord, President (208) 322-5626

jim@thundermountaingold.com

and:

BeMetals USA Corp. and BeMetals Corp.

Suite 3123 - 595 Burrard Street Vancouver, British Columbia

Canada, V7X lJl

Attention:

Fax No.: Email:

Derek lwanaka, President of BMET USA

John Wilton, CEO of BMET

{604) 609-6145

diwanaka@bemetalscorp.com

jwilton@bemetalscorp. com

Such notices shall be deemed to have been given and received if delivered, on the day of delivery or if sent by email or facsimile, on the business day followingthe date it was so sent.

14.Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Idaho, USA and any proceeding relating to or arising as a consequence of this Agreement will be commenced or maintained only in the courts of the State of Idaho, USA.

Yours truly,

BeMetals USA agrees to and accepts the terms and conditions to this Management Services Contract on this 13th day of May, 2019

BEMETALS USA CORP.

Per:

Derek lwanaka, President

BeMetals Corp. hereby agrees to guarantee the performance by BMET USA of its obligations hereunder pursuant to section 8 of this Management Services Contract.

BEMETALS CORP.

Per:

John Wilton, CEO